Exhibit 99.1

CareDx Announces First Quarter 2026 Financial Results

First Quarter Revenue Growth of 39% Driven by Strong Performance Across Testing Services and Patient and Digital Solutions

Raises 2026 Revenue Guidance to $447 Million to $465 Million and Raises 2026 AEBITDA Guidance to $43 Million to $57 Million

BRISBANE, Calif. — (BUSINESS WIRE) — CareDx, Inc. (Nasdaq: CDNA) — The Transplant Company™, a leading precision medicine company focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers, today reported financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Financial Highlights

•	Revenue of $118 million, an increase of 39% year-over-year

•	Testing services revenue of $91 million, an increase of 48% year-over-year, and testing services volume of approximately 54,900, an increase of 17% year-over-year

•	Patient and digital solutions revenue of $16 million and lab product revenue of $10 million, representing year-over-year growth of 33% and a decline of 4%, respectively

•	Average revenue per test of approximately $1,660 including approximately $14 million in prior period revenue

•	GAAP net income of $3 million, compared to GAAP net loss of $10 million for the first quarter of 2025

•	Adjusted EBITDA of $19 million, compared to $5 million for the first quarter of 2025

•	Cash flow from operations of $4 million

Recent Business Highlights

•	Announced definitive agreement to divest the Lab Products business to Eurobio Scientific for $170 million in cash consideration

•	Advanced pipeline program with presentation of the AlloHeme clinical trial data at TANDEM Annual Conference

•	Launched VANTx™, an AI powered, cloud native clinical data and analytics platform designed to transform complex transplant data into insights that support clinical research and real-world evidence development

•	Achieved a record quarter for cash collections, reflecting disciplined operational execution and focus on high margin Testing Services growth

•	Advanced Epic Aura integrations, with nine transplant centers live and 16 integrations in-process

•	Presented more than 50 abstracts at the International Society for Heart and Lung Transplantation (ISHLT) Annual Meeting, reflecting the breadth of CareDx’s clinical evidence and leadership in transplantation

•	In April 2026, the Board of Directors authorized a common stock repurchase program of up to $100 million of shares over a period of up to 24 months

“Our team delivered another quarter of record growth, driven by continued momentum in our Precision Medicine Testing Services and Patient and Digital Solutions businesses,” said John W. Hanna, President and CEO of CareDx. “And we took important strategic steps advancing our lead pipeline asset, AlloHeme, and agreeing to divest the Lab Products business to simplify our operating model and create focus, with the goal of expanding our AEBITDA margins.”

First Quarter 2026 Financial Results

Total revenue was $118 million, compared to $85 million in the first quarter of 2025, an increase of 39% driven primarily by higher Testing Services revenue, reflecting increased testing volumes, continued execution across core transplant testing programs, and contributions from Patient and Digital Solutions; partially offset by lower Lab Products revenue as the Company advances its portfolio optimization strategy.

Testing services revenue of $91 million, an increase of 48% year over year, and testing services volume of approximately 54,900, an increase of 17% year over year, reflecting an increase in average revenue per test, including the recognition of prior period revenue associated with improved collections, a favorable mix-shift in surveillance testing, and increased for-cause growth across transplant programs.

Patient and digital solutions revenue was $16 million, compared to $12 million in the first quarter of 2025, an increase of 33% driven by continued adoption of new transplant centers in the CareDx Pharmacy, along with increasing adoption of digital solutions.

Lab Product revenue remained relatively flat at $10 million, down 4% from the first quarter of 2025, while the Company continues to focus on growth in its core Testing Services and Patient and Digital Solutions businesses.

GAAP net income was $3 million, compared to GAAP net loss of $10 million in the first quarter of 2025. Basic and diluted GAAP net income per share was $0.05, compared to basic and diluted GAAP net loss per share of $0.19 in the first quarter of 2025, reflecting higher revenue and improved operating leverage.

Non-GAAP net income was $18 million, compared to $5 million in the first quarter of 2025. Diluted non-GAAP net income per share was $0.34 compared to $0.09 i n the first quarter of 2025.

Adjusted EBITDA was $19 million, compared to $5 million in the first quarter of 2025, driven by revenue growth and continued focus on operational efficiency and cost discipline.

2026 Guidance

For the full year 2026, CareDx now expects revenue to be in the range of $447 million to $465 million, compared to the $420 million to $444 million range that was previously disclosed. The Company now expects full year 2026 adjusted EBITDA to be in the range of $43 million to $57 million.

About CareDx

CareDx is a precision medicine company dedicated to improving outcomes for transplant patients and advancing organ health. The Company’s integrated solutions include non invasive molecular testing for heart, kidney, and lung transplants; laboratory products; digital health technologies; and patient solutions that support care before and after transplant. CareDx is the leading provider of genomics based information for transplant patients. For more information, please visit www.caredx.com.

Forward Looking Statements

This press release includes forward-looking statements, including expectations regarding the achievement of CareDx’s financial and operational goals and its expectations and prospects for 2026. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, all of which are difficult to predict and many of which are beyond CareDx’s control, that could cause the actual results to differ materially from those projected, including general economic and market factors, and global economic and marketplace uncertainties, among others discussed in CareDx’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed by CareDx with the SEC on February 25, 2026, and other reports that CareDx has filed with the SEC. Any of these may cause CareDx’s actual results, performance, or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

CareDx has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and also on a non-GAAP basis, including non-GAAP cost of testing services, non-GAAP cost of product, non-GAAP cost of patient and digital solutions, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP other income, net, non-GAAP income tax expense, non-GAAP gross profit, non-GAAP gross margin (%), non-GAAP operating expenses, non-GAAP net income, non-GAAP basic and diluted net income per share and adjusted EBITDA. These non-GAAP financial measures are not meant to be considered superior to or a substitute for financial measures calculated in accordance with GAAP, and investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.

We define non-GAAP net income and per share results as the GAAP net income (loss) and per share results excluding the impacts of stock-based compensation expense; acquisition-related amortization of purchased intangible assets and related tax effects; changes in estimated fair value of contingent consideration; litigation settlement expense; business development and portfolio optimization expense; and certain other charges presented in the reconciliation in this release. We define adjusted EBITDA as non-GAAP net income before interest income, income tax expense, depreciation expense and other (income) expense, net. We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin excluding the impacts of stock-based compensation expense, and acquisition-related amortization of purchased intangible assets included in cost of sales. Non-GAAP gross margin is calculated as non-GAAP gross profit divided by total revenue. Corporate free cash flow is defined as Cash from Operations less Capital Expenditures.

We are presenting these non-GAAP financial measures to assist investors in assessing our operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to use in comparing our core business operating results over multiple periods where certain items may vary independent of business performance. Management believes this non-GAAP information is useful for investors, when considered in conjunction with CareDx’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of CareDx’s operating results as reported under GAAP. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not necessarily comparable to similarly titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables. A reconciliation of the forecasted range for adjusted EBITDA for 2026 is not included in this release due to the number of variables in the projected range and because we are currently unable to quantify accurately certain amounts that would be required to be included in the U.S. GAAP measure or the individual adjustments for such reconciliation.

CareDx, Inc.

Media Relations

Natasha Moshirian Wagner

nwagner@CareDx.com

Investor Relations

Caroline Corner

investor@CareDx.com

CareDx, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Revenue:
Testing services revenue	$91,398	$61,921
Product revenue	10,346	10,810
Patient and digital solutions revenue	15,956	11,954
Total revenue	117,700	84,685
Operating expenses:
Cost of testing services	17,097	15,113
Cost of product	4,834	5,586
Cost of patient and digital solutions	11,698	7,716
Research and development	21,416	18,524
Sales and marketing	30,373	22,991
General and administrative	30,484	22,769
Litigation settlement expense	600	5,360
Total operating expenses	116,502	98,059
Income (loss) from operations	1,198	(13,374)
Other income:
Interest income, net	1,909	2,784
Other (expense) income, net	(330)	295
Total other income	1,579	3,079
Income (loss) before income taxes	2,777	(10,295)
Income tax benefit (expense)	32	(58)
Net income (loss)	$2,809	$(10,353)
Net income (loss) per share (Note 3):
Basic	$0.05	$(0.19)
Diluted	$0.05	$(0.19)
Weighted-average shares used to compute net income (loss) per share:
Basic	51,151,794	55,262,459
Diluted	53,129,928	55,262,459

CareDx, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	As of
	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$77,923	$65,429
Marketable securities	109,253	111,779
Accounts receivable	44,585	42,628
Inventory	26,404	26,705
Prepaid and other current assets	11,230	10,591
Total current assets	269,395	257,132
Property and equipment, net	33,156	32,971
Operating lease right-of-use assets	21,206	22,760
Marketable securities, non-current	10,901	24,165
Intangible assets, net	32,102	31,960
Goodwill	40,336	40,336
Restricted cash	551	551
Other assets	3,415	3,353
Total assets	$411,062	$413,228
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,066	$9,988
Accrued compensation	20,545	38,107
Accrued and other liabilities	49,542	41,754
Total current liabilities	79,153	89,849
Deferred tax liability	130	181
Operating lease liabilities, less current portion	17,837	19,679
Other liabilities	407	418
Total liabilities	97,527	110,127
Commitments and contingencies
Stockholders’ equity:
Common stock	51	50
Additional paid-in capital	1,052,306	1,043,925
Accumulated other comprehensive loss	(6,272)	(5,515)
Accumulated deficit	(732,550)	(735,359)
Total stockholders’ equity	313,535	303,101
Total liabilities and stockholders’ equity	$411,062	$413,228

CareDx, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2026	2025
Cost of testing services reconciliation:
GAAP cost of testing services	$17,097	$15,113
Stock-based compensation expense	(265)	(363)
Acquisition related-amortization of purchased intangibles	(311)	(347)
Non-GAAP cost of testing services	$16,521	$14,403
Cost of product reconciliation:
GAAP cost of product	$4,834	$5,586
Stock-based compensation expense	(89)	(231)
Acquisition related-amortization of purchased intangibles	(512)	(412)
Non-GAAP cost of product	$4,233	$4,943
Cost of patient and digital solutions reconciliation:
GAAP cost of patient and digital solutions	$11,698	$7,716
Stock-based compensation expense	(134)	(220)
Acquisition related-amortization of purchased intangibles	(152)	(152)
Non-GAAP cost of patient and digital solutions	$11,412	$7,344
Research and development expenses reconciliation:
GAAP research and development expenses	$21,416	$18,524
Stock-based compensation expense	(1,323)	(1,359)
Non-GAAP research and development expenses	$20,093	$17,165
Sales and marketing expenses reconciliation:
GAAP sales and marketing expenses	$30,373	$22,991
Stock-based compensation expense	(1,835)	(2,584)
Acquisition related-amortization of purchased intangibles	(643)	(628)
Non-GAAP sales and marketing expenses	$27,895	$19,779
General and administrative expenses reconciliation:
GAAP general and administrative expenses	$31,084	$28,129
Business development and portfolio optimization expense*	(3,357)	—
Stock-based compensation expense	(6,157)	(4,174)
Change in estimated fair value of contingent consideration	—	(46)
Litigation settlement expense	(600)	(5,360)
Non-GAAP general and administrative expenses	$20,970	$18,549
Total other income reconciliation:
GAAP other income	$1,579	$3,079
Non-GAAP other income	$1,579	$3,079
Income tax benefit (expense) reconciliation:
GAAP income tax expense	$32	$(58)
Tax effect related to amortization of purchased intangibles	(126)	(99)
Non-GAAP income tax expense	$(94)	$(157)

* Business development and portfolio optimization expense primarily includes legal, consulting, financial advisory, due diligence, and other transaction-related costs incurred in connection with business development activities and the sale of our lab product business.

CareDx, Inc.

GAAP and Non-GAAP Operating Expenses

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2026	2025
GAAP operating expenses:
Research and development	$21,416	$18,524
Sales and marketing	30,373	22,991
General and administrative	31,084	28,129
Total GAAP operating expenses	$82,873	$69,644

Non-GAAP operating expenses:
Research and development	$20,093	$17,165
Sales and marketing	27,895	19,779
General and administrative	20,970	18,549
Total Non-GAAP operating expenses	$68,958	$55,493

CareDx, Inc.

Reconciliation of GAAP to Non-GAAP Gross Profit and Gross Margin

(Unaudited)

(In thousands, except percentages)

	Three Months Ended March 31,
	2026	2025
GAAP total revenue	$117,700	$84,685
GAAP cost of sales	33,629	28,415
GAAP gross profit	84,071	56,270
GAAP gross margin %	71%	66%
Stock-based compensation expense	488	814
Acquisition related-amortization of purchased intangibles	975	911
Non-GAAP gross profit	$85,534	$57,995
Non-GAAP gross margin %	73%	68%

CareDx, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
GAAP net income (loss)	$2,809	$(10,353)
Stock-based compensation expense	9,803	8,931
Business development and portfolio optimization expense*	3,357	—
Acquisition related-amortization of purchased intangibles	1,618	1,539
Change in estimated fair value of contingent consideration	—	46
Tax effect related to amortization of purchased intangibles	(126)	(99)
Litigation settlement expense	600	5,360
Non-GAAP net income	$18,061	$5,424

GAAP basic net income (loss) per share	$0.05	$(0.19)
GAAP diluted net income (loss) per share	$0.05	$(0.19)

Non-GAAP basic net income per share	$0.35	$0.10
Non-GAAP diluted net income per share	$0.34	$0.09

Shares used in computing non-GAAP basic net income per share	51,151,794	55,262,459
Shares used in computing non-GAAP diluted net income per share	53,129,928	58,315,877

* Business development and portfolio optimization expense primarily includes legal, consulting, financial advisory, due diligence, and other transaction-related costs incurred in connection with business development activities and the sale of our lab product business.

CareDx, Inc.

Reconciliation of Non-GAAP to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2026	2025
GAAP net income (loss)	$2,809	$(10,353)
Stock-based compensation expense	9,803	8,931
Business development and portfolio optimization expense*	3,357	—
Acquisition related-amortization of purchased intangibles	1,618	1,539
Change in estimated fair value of contingent consideration	—	46
Tax effect related to amortization of purchased intangibles	(126)	(99)
Litigation settlement expense	600	5,360
Non-GAAP net income	18,061	5,424
Interest income	(1,909)	(2,784)
Income tax expense	94	157
Depreciation expense	2,279	2,061
Other expense (income), net	330	(295)
Adjusted EBITDA	$18,855	$4,563

* Business development and portfolio optimization expense primarily includes legal, consulting, financial advisory, due diligence, and other transaction-related costs incurred in connection with business development activities and the sale of our lab product business.

CareDx, Inc.

Net Cash Provided by Operating Activities Reconciliation to Free Cash Flow

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2026	2025
Net cash provided by operating activities (GAAP)	$4,333	$(26,584)
Less: item not included in free cash flows
Capital expenditures (GAAP)	$(3,819)	$(1,630)
Free cash flow (non-GAAP)	$514	$(28,214)